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                                                                   EXHIBIT 10.18

                                  DATAKEY, INC.
                          2003 EXECUTIVE INCENTIVE PLAN

The Datakey, Inc. 2003 Executive Incentive Plan ("2003 Incentive Plan") is designed to pay for performance to revenue growth and profitability objectives set forth at the beginning of the year as defined in the Board approved 2003 Financial Plan. This plan provides for quarterly payments of cash and Datakey stock options issued at the closing price of the last day of the quarter and vesting in six months. The 2003 Incentive Plan applies to the following executives, and others if approved by the Board of Directors:

    o  President & CEO

    o  Vice President/General Manager ISS

    o  Vice President & CFO

    o  Vice President of Corporate Marketing

In the event of a change in control, bonus amounts will be computed and paid throughout the year as if the approved business plan revenue and profitability goals have been met.

CASH INCENTIVE

Each executive is assigned a target annual incentive cash payment as determined by the Board of Directors.

Payment of the cash incentive is based on achievement of revenue growth 2003 quarter over same quarter in 2002 and achievement of the planned profit/loss in conjunction with the following table, with the amounts as set forth by the Board of Directors:

                                            Q1            Q2           Q3           Q4
2002 ISS REVENUE                         $2,493,000   $1,869,000   $1,388,000   $1,600,000
PLANNED 2003 ISS REVENUE
PLANNED ISS REVENUE GROWTH
% PLANNED REVENUE GROWTH
ACTUAL ISS REVENUE
ACTUAL ISS REVENUE GROWTH
% = ACTUAL REVENUE GROWTH/
  PLANNED REVENUE GROWTH (F)
MEETS PROFIT PLAN? (0=NO, .5=YES) (PP)
ISS PROFITABLE? (0=NO, .5=YES) (PR)
% EARNED

Payment amount determination begins with the calculation of actual 2003 ISS revenue growth (Quarterly increase year-to-year) and its percentage (F) of revenue growth as specified in the 2003 Incentive Plan. (F) is further modified by consideration for meeting profit/loss planned for the quarter (PP) and quarter profitability (PR), all of which are taken after bonus payments have been applied, and according to the following formula:

    o  F = Actual revenue growth/planned revenue growth

    o % EARNED = F x (1+PP+PR)/2 where PP is .5 if profit/loss in the plan is met and PR are .5 if the quarter is profitable.

    o  QUARTER PAYMENT = % earned x target annual incentive payment/4


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STOCK OPTION INCENTIVE

Each executive is assigned a target stock option incentive payment as determined by the Board of Directors.

Calculations for F, % EARNED, AND QUARTER PAYMENT are the same as for the cash incentive above.




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